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Exhibit 5.1

December 3, 2007

EXACT Sciences Corporation
100 Campus Drive
Marlborough, MA 01752

  Re:
  Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (a) the registration by EXACT Sciences Corporation, a Delaware corporation (the "Company") of (i) senior and subordinated debt securities (the "Debt Securities") of the Company, (ii) common stock, par value $0.01 per share, of the Company (the "Common Stock", and when referring to the Common Stock to be issued by the Company, the "Company Common Stock"), (iii) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock") and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"); and (b) the registration of up to 100,000 shares of Common Stock (the "Selling Stockholder Shares") to be sold by the selling stockholder named in the Registration Statement under "Selling Stockholder." The Debt Securities, Company Common Stock, Preferred Stock and Warrants are referred to collectively herein as the "Securities." Securities may be issued in an unspecified principal amount (with respect to Debt Securities) or in an unspecified number (with respect to Company Common Stock, Preferred Stock or Warrants), provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $50,000,000. Company Common Stock or Preferred Stock may be issuable upon conversion of Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

        The opinions expressed below are limited to Massachusetts law, the federal laws of the United States and the Delaware General Corporation Law (which include applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution). Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or "Blue Sky" laws, or (ii) state or federal antitrust laws.

        For purposes of the opinions expressed in paragraphs (1) and (4) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Company Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Company Common Stock, together with the total number of shares of Company Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company's Certificate of Incorporation, as amended and then in effect.

        For purposes of the opinions expressed in paragraphs (1) and (4) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company's Certificate of Incorporation, as amended and then in effect.

        Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

    (1)
    when (i) specifically authorized for issuance by the Company's Board of Directors or a duly authorized committee thereof (the "Debt Securities Authorizing Resolution"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company and by the trustee thereunder, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and (vi) the Debt Securities have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Debt Securities Authorizing Resolution, then (A) the Debt Securities will constitute valid and legally binding obligations of the Company and (B) if the Debt Securities are convertible into Common Stock or Preferred Stock, the Company Common Stock and Preferred Stock, if and when issued upon conversion of the Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable;

    (2)
    when (i) specifically authorized for issuance by the Company's Board of Directors or a duly authorized committee thereof (the "Common Stock Authorizing Resolution"), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Company Common Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Company Common Stock will be validly issued, fully paid and nonassessable;

    (3)
    when (i) specifically authorized for issuance by the Company's Board of Directors or a duly authorized committee thereof (the "Preferred Stock Authorizing Resolution"), (ii) the Registration Statement has become effective under the Securities Act and (iii) shares of Preferred Stock have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Preferred Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Preferred Stock Authorizing Resolution (which consideration is not less than par value), then (A) the Preferred Stock will be validly issued, fully paid and nonassessable and (B) if the Preferred Stock is convertible into Common Stock, the Company Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable;

    (4)
    when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company's Board of Directors or a duly authorized committee thereof (the "Warrants Authorizing Resolution"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrants are duly executed by the Company and all conditions for delivery of the Warrants established in the Warrants Authorizing Resolution have been met and (iv) the Warrants are delivered by the Company as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Warrants Authorizing Resolution against receipt by the Company of the consideration therefor provided for in the Warrants Authorizing Resolution, then (A) the Warrants will be binding obligations of the Company and (B) the Debt Securities, Company Common Stock or Preferred Stock issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable warrant agreement, the Debt Securities, Company Common Stock or Preferred Stock, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and nonassessable; and

    (5)
    the Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

        The opinions expressed above, as they relate to the Debt Securities and Warrants, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

        This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ GOODWIN PROCTER LLP
GOODWIN PROCTER LLP

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  Exhibit 5.1